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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of DSC Communications Corporation of our report dated January 23, 1997, with respect to the consolidated financial statements and schedule of DSC Communications Corporation incorporated by reference or included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
February 17, 1998